Exhibit 99.1

Barnwell Industries, Inc. Reports Results for Its Third Quarter Ended June 30, 2026

Sequential Quarter-on-Quarter Results Improve as Company Increases Production, Lowers Costs, and Strengthens Balance Sheet While Continuing to Evaluate Strategic Transformational Opportunities

HOUSTON, TX / ACCESS Newswire / August 11, 2026 / Barnwell Industries, Inc. (NYSE American: BRN) today reported financial results for its third quarter ended June 30, 2026.

Barnwell continued to improve its operating and cost structure during the third quarter as the Company benefited from lower administrative expenses, improved oil and gas operating results stemming both from increased production and product pricing, and the completion of its corporate transition from Honolulu, Hawai‘i to a lower-cost Houston based platform.

For the quarter ended June 30, 2026, Barnwell reported revenue of $3,379,000 and a consolidated net loss of $403,000, compared to revenue of $2,535,000 and a consolidated net loss of $1,116,000 for the quarter ended March 31, 2026. Net loss attributable to Barnwell shareholders improved to $440,000, or $0.03 per share, compared with $1,150,000, or $0.09 per share, in the prior quarter. These results were generated not only by improved pricing, but also increased production of 82,000 barrels of oil equivalent (“BOE”) during the quarter, compared with 75,000 BOE during the previous quarter, reflecting a nine percent (9%) overall increase.

The Company also maintained its strong balance sheet, remaining debt free and ending the quarter with $4,467,000 in cash and cash equivalents and $3,070,000 of working capital. Reflecting the combination of increased production, improved pricing and more efficient cost structure, Barnwell generated positive Adjusted EBITDA, a non-GAAP measure, of $425,000 for the quarter ended June 30, 2026, a significant improvement from negative Adjusted EBITDA of $369,000 in the immediately preceding quarter.

Management believes these sequential results demonstrate tangible progress in repositioning Barnwell around a leaner operating model and more focused asset base. Management also believes that quarter-on-quarter comparisons provide the most meaningful framework for evaluating the Company’s recent performance given its previously disclosed divestitures of U.S. and select Canadian oil and gas assets, which materially reduced the Company’s asset base relative to the prior-year.

Efficiencies, Cost Reduction Initiatives, and Overall Operational Results Improvements

During the quarter, Barnwell continued to execute initiatives focused on streamlining operations, reducing overhead, and improving long-term operating leverage. Salaries, wages and bonuses declined 12% compared to the quarter ended March 31, 2026. General and administrative expenses decreased to $1,409,000 from $1,521,000 in the prior quarter. Cash general and administrative expenses, a non-GAAP measure excluding share-based compensation and other non-cash items, declined 8% sequentially to $1,280,000 from $1,392,000. Excluding insurance recoveries of $26,000 in the prior quarter, cash general and administrative expenses declined approximately 10% quarter-over-quarter. The Company expects additional benefits from its lower-cost operating structure in future periods following the completion of the corporate headquarters transition from Honolulu to Houston and the establishment of its new finance team.

Compared to the quarter ended March 31, 2026, Barnwell reduced its net loss from continuing operations by approximately 64%, lowered cash general and administrative expenses by 8%, improved oil and natural gas operating performance, and maintained a debt-free balance sheet with almost $4.5 million of cash and cash equivalents.

Oil and Natural Gas Operating Results

Oil and natural gas operating results increased by $670,000 to $757,000 for the three months ended June 30, 2026  compared to the three months ended March 31, 2026. This increase was attributable to a $858,000 increase in oil and natural gas revenues and a $7,000 decrease in oil and natural gas depletion expense, partially offset by a $195,000 increase in oil and natural gas operating expenses.  Barnwell’s oil and gas operating results following the third quarter continue to be positively impacted by the elevated recent prices for oil.

Foreign Currency Gain

Net loss from continuing operations for the three months ended June 30, 2026 included a $56,000 foreign currency loss, compared to a $58,000 gain in the prior quarter. This reflects a nominal impact of $2,000 due to changes in the U.S. dollar relative to the Canadian dollar on intercompany balances.

Expiration of Shareholder Rights Plan

The Company’s limited-duration shareholder rights plan expired in accordance with its terms on July 29, 2026.  The Board elected not to renew the plan, further simplifying the Company’s governance structure as it continues to pursue its strategic objectives.

Canadian Oil and Gas Business Sale Process

As previously reported, Barnwell has retained an independent financial advisor to assist in evaluating strategic alternatives with respect to its Canadian oil and gas business, including the potential sale of such assets.  As part of this process, the Company continues to evaluate indications of interest from potential counterparties. The Company has not determined whether it will pursue or consummate any transaction.

Exit from Company’s Longstanding Real Estate Development Activities in Hawai‘i

As previously reported, in July 2026, the Company entered into a definitive agreement to sell its remaining Hawai‘i development interests and related project rights for approximately $1,550,000 in cash, based on a gross purchase price of $1,770,000, subject to customary closing conditions, and expects to receive an additional pre-closing distribution of approximately $770,000. The transaction, which is expected to close prior to the Company’s September 30, 2026 fiscal year-end, includes Barnwell’s indirect interests in the partnerships holding interests in the Increment 1 and Increment 2 areas of Lot 4-A at Ka‘upulehu on the Island of Hawai‘i, together with related development rights. Following completion of the transaction and the winding up of its remaining Hawai‘i partnership activities, Barnwell expects to have fully exited its longstanding real estate development activities in Hawai‘i.

Summary and Outlook

Barnwell’s immediate priorities are centered on disciplined execution and maximizing the value of its existing assets while positioning the Company for its next phase of growth. Within its core oil and gas operations, the Company will continue to pursue opportunities to increase production where attractive returns can be achieved with modest incremental capital. In parallel, Barnwell is completing its assessment of strategic alternatives for its Canadian oil and gas business, including a potential sale.

At the same time, the Board and management are actively evaluating opportunities that could meaningfully enhance Barnwell’s scale, earnings profile and long-term value proposition. This includes the consideration of potentially transformative mergers, acquisitions and other strategic transactions across a broad range of industries. Importantly, this mandate is not limited to the energy sector. The Board believes Barnwell’s experienced, multidisciplinary management team and directors, together with the Company’s financial flexibility and public company platform, provide the ability to identify, evaluate and execute compelling opportunities wherever they may arise.

Management believes Barnwell approaches this next phase from a position of increasing strength. The Company combines a debt-free balance sheet, growing cash and cash equivalents, positive working capital, a longstanding U.S. public company platform, U.S. net operating loss carryforwards and high-quality Canadian oil and gas assets. Collectively, these attributes provide both financial flexibility and strategic optionality as the Company evaluates opportunities capable of creating meaningful long-term shareholder value.

Philip Patman, Jr., Barnwell’s Chief Financial Officer and a member of the Company’s Board of Directors, stated, “This quarter represents another important step in Barnwell’s transformation. We materially reduced our cost structure, entered into an agreement to exit our longstanding Hawai‘i real estate development activities, increased oil and gas production, improved operating performance and generated positive Adjusted EBITDA, all while maintaining a debt-free balance sheet. We also allowed our limited-duration shareholder rights plan to expire without renewal.

“These actions have created a leaner, more focused and financially flexible Barnwell and, importantly, position us to look forward rather than backward. We are now actively evaluating opportunities to build upon that foundation, including potentially transformative M&A transactions both within and outside the energy sector. Our objective is not simply to preserve the existing business, but to identify opportunities capable of meaningfully improving Barnwell’s scale, earnings potential and long-term value proposition for shareholders.

“We believe the combination of our strengthened financial position, public company platform, tax attributes and existing asset base provides us with meaningful strategic optionality. We intend to be disciplined and selective, but we are prepared to act decisively when we identify an opportunity that we believe can create substantial long-term value for Barnwell shareholders.”

Forward-Looking Statements

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for its last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

Key Business Metrics and Non-GAAP Financial Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included certain financial measures that have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and constitute “non-GAAP financial measures” as defined by the Securities and Exchange Commission.

Cash general and administrative expenses

The Company defines cash general and administrative expenses as general and administrative expenses excluding share‑based compensation expense and other non-cash items. Management believes that cash general and administrative expenses provides useful supplemental information to investors by facilitating comparisons of the Company’s core operating cost structure, excluding non-cash expenses. Cash general and administrative expenses should not be considered in isolation or as a substitute for general and administrative expenses prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures used by other companies. The following table provides a reconciliation to our interim condensed consolidated financial statements.

	Three months ended
	June 30, 2026	March 31, 2026

General and administrative expenses	$1,409,000	$1,521,000
Less:
Share-based compensation	125,000	128,000
Other non-cash items	4,000	1,000
Cash general and administrative expenses	$1,280,000	$1,392,000

Adjusted EBITDA

The Company defines Adjusted EBITDA as net loss attributable to Barnwell Industries, Inc. adjusted for depreciation, depletion and amortization expense, interest expense, income tax provision (benefit), impairment of assets, accretion of asset retirement obligation, net periodic benefit of pension plan, net periodic cost of supplemental executive retirement plan (“SERP”), and share-based compensation expense. Management believes Adjusted EBITDA provides useful supplemental information to investors by facilitating evaluation of the Company’s operating performance and comparisons across periods by excluding the effects of financing and tax matters and certain non-cash and other items. Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) or other financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures used by other companies. The following table provides a reconciliation to our interim condensed consolidated financial statements.

	Three months ended
	June 30, 2026	March 31, 2026

Net loss attributable to Barnwell Industries, Inc.	$(440,000)	$(1,150,000)
Add back:
Depletion, depreciation, and amortization	546,000	561,000
Interest expense	1,000	—
Income tax provision (benefit)	108,000	6,000
Impairment of assets	—	—
Accretion of asset retirement obligation	187,000	188,000
Net periodic benefit of pension plan	(128,000)	(128,000)
Net periodic cost of SERP	26,000	26,000
Share-based compensation	125,000	128,000
Adjusted EBITDA	$425,000	$(369,000)

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended June 30,		Three months ended June 30,
	2026	2025	2026	2025

Revenues	$3,379,000	$3,192,000	$8,660,000	$10,695,000

Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(440,000)	$(1,550,000)	$(3,016,000)	$(4,686,000)
Net loss from discontinued operations	—	—	—	12,000
Net loss attributable to Barnwell Industries, Inc.	$(440,000)	$(1,550,000)	$(3,016,000)	$(4,674,000)

Basic and diluted net loss per share:
Net loss from continuing operations attributable to Barnwell Industries, Inc.	$(0.03)	$(0.15)	$(0.24)	$(0.47)
Net loss from discontinued operations	—	—	—	—
Net loss attributable to Barnwell Industries, Inc.	$(0.03)	$(0.15)	$(0.24)	$(0.47)

Weighted-average number of common shares outstanding:
Basic and diluted	14,313,866	10,053,534	12,688,620	10,051,390

COMPANY:	Barnwell Industries, Inc. 24 Greenway Plaza, Suite 1800Q Houston, Texas 77046 Telephone: (713) 730-7026 Website: www.brninc.com

CONTACT:	Philip Patman, Jr. Chief Financial Officer and Treasurer Phone: (713) 730-7026 Email: barnwellinfo@brninc.com